 As filed with the Securities and Exchange Commission on August 23, 1999.
                                                      Registration No. 333-80841
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                --------------

                            AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                --------------
                    COMPUTER NETWORK TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             Minnesota                         41-1356476
  (State or Other Jurisdiction of           (I.R.S. Employer
  Incorporation or Organization)         Identification Number)

                        605 North Highway 169, Suite 800
                          Minneapolis, Minnesota 55441
                                 (612) 797-6000
  (Address, including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               Thomas G. Hudson,
                Chairman, President and Chief Executive Officer
                    COMPUTER NETWORK TECHNOLOGY CORPORATION
                        605 North Highway 169, Suite 800
                          Minneapolis, Minnesota 55441
                                 (612) 797-6000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                 Copy to:
                            Morris M. Sherman, Esq.
              Leonard, Street and Deinard Professional Association
                       150 South Fifth Street, Suite 2300
                          Minneapolis, Minnesota 55402

  Approximate date of commencement of proposed sale to the public. From time to time after this registration statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                           Proposed Maximum
 Titles Of Each Class of                  Proposed Maximum    Aggregate       Amount of
     Securities To Be       Amount To Be   Offering Price      Offering      Registration
      Registered(1)        Registered(2)    Per Security     Price(2)(3)         Fee
-----------------------------------------------------------------------------------------
 Convertible Subordinated
  Notes..................       (4)             (4)              (4)
 Common Stock, $.01 par
  value(5)...............       (4)             (4)              (4)
    Total................   $100,000,000        (4)        $100,000,000(6)  $27,800(7)(8)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The securities covered by this registration statement may be sold or otherwise distributed separately or together. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined.

                                         (Footnotes continued on next page)

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

(2) Convertible subordinated notes may be issued with original issue discount such that the aggregate initial offering price will not exceed $100,000,000, together with other securities issued hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(4) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(5) The convertible subordinated notes are also convertible into shares of common stock. This registration statement also covers an indeterminate number of shares of common stock to be issued upon conversion of the convertible subordinated notes. This registration statement also includes preferred share purchase rights issuable under the registrant's rights agreement. See "Description of Common Stock--Shareholder Rights Plan" in the prospectus that is a part of this registration statement.

(6) The aggregate maximum offering price of all securities issued hereunder will not exceed $100,000,000. No separate consideration will be received for shares of common stock issued upon conversion of the convertible subordinated notes and therefore no additional registration fee is payable under Rule 457(i).

(7)  Calculated pursuant to Rule 457(o).

(8) On June 15, 1999 the registrant paid $24,198 in registration fees in connection with the initial filing of this registration statement. On August 20, 1999, the registrant paid $3,602 in connection with the filing of this amendment.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting offers to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED AUGUST 23, 1999

PROSPECTUS

                               $100,000,000


                                     [LOGO]

                    Computer Network Technology Corporation

              Common Stock and Convertible Subordinated Notes

                                 ------------

  By this prospectus, we may offer, from time to time, in one or more series or classes the following securities:

  .shares of our common stock, and

  .our notes, which are convertible subordinated notes.

  The aggregate initial offering price of these "offered securities" that we may issue will not exceed $100,000,000. If we issue convertible subordinated notes at a discount from their original principal stated amount, then, for purposes of calculating the aggregate initial offering price of the offered securities, we will treat the initial offering price of the convertible subordinated notes as the total original principal amount of the convertible subordinated notes.

  Our common stock is quoted on the Nasdaq National Market under the symbol "CMNT." On August 20, 1999, the last reported sale price of our common stock was $13.94 per share.

  We may offer the offered securities in amounts, at prices and on terms determined at the time of the offering. We will provide you with specific terms of the applicable offered securities in supplements to this prospectus.

  You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

  See "Risk Factors" beginning on page 6 to read about risks that you should consider before buying the offered securities.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus or any prospectus supplement is truthful and complete. It is illegal for any person to tell you otherwise.

                                 ------------

                   The date of this prospectus is    , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Special Note Regarding Forward-Looking Statements..........................   1
About This Prospectus......................................................   2
Where You Can Find More Information........................................   2
About Computer Network Technology Corporation..............................   4
Ratio of Earnings to Fixed Charges.........................................   5
Use of Proceeds............................................................   5
Risk Factors...............................................................   6
Plan of Distribution.......................................................  16
Description of the Notes...................................................  18
Description of Common Stock................................................  31
Experts....................................................................  33

                              -------------------

             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus, any prospectus supplement and other documents we have filed with the Securities and Exchange Commission contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which may include statements about our:

  .  anticipated receipt of orders;

  .  business strategy;

  . timing of and plans for the introduction or phase-out of products or services;

  .  enhancements of existing products or services;

  .  plans for hiring additional personnel;

  .  entering into strategic partnerships; and

  . other plans, objectives, expectations and intentions contained in this prospectus or any prospectus supplement that are not historical facts.

  When used in this prospectus and any prospectus supplement, the words "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus and any prospectus supplement. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                           ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process under the Securities Act of 1933 (the "Securities Act"). Under the shelf process, we may, from time to time, sell any combination of the offered securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

  This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

  This prospectus provides you with a general description of the offered securities. Each time we sell offered securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                    WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of various fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Website at http://www.sec.gov. Our common stock is quoted on the Nasdaq National Market System.

  The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC with this prospectus or subsequent to the date of this prospectus will automatically update and supersede this information. This prospectus does not include all the information in the registration statement and documents incorporated by reference. You should refer to the documents and to the exhibits to the registration statement for a more complete understanding of the matter involved. We hereby incorporate by reference the documents listed below and any future filings made with the SEC prior to the termination of the offering under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

  The following documents filed with the SEC are incorporated by reference in this prospectus:

  1. Our Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 0-13994).

  2. Our Proxy Statement dated April 1, 1999, filed in connection with our May 13, 1999 Annual Meeting of Shareholders.

  3. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 (File No. 0-13994).

  4. Our Current Report on Form 8-K, filed with the SEC on May 25, 1999 (File No. 0-13994).

  5. The description of our common stock included in a registration statement filed on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

  We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference. You should direct any requests for documents to Sue Nelson, Investor Relations, Computer Network Technology Corporation, 605 North Highway 169, Suite 800, Minneapolis, Minnesota 55441, ph. (612) 696-6111, e-mail investor relations@cnt.com.

  You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will only sell the offered securities in states where the offer or sale is permitted. You should assume that the information appearing in this prospectus or the applicable prospectus supplement or incorporated by reference is accurate only as of the date on the front of these documents. Our business and financial condition may have changed since that date.

               ABOUT COMPUTER NETWORK TECHNOLOGY CORPORATION

  We design, manufacture, market and support a wide range of computer hardware and software products for business-critical, or important, storage networks. We also design, manufacture, market and support products that integrate existing computer applications. We operate as two separate divisions--the Network Solutions Division and the Enterprise Integration Solutions Division. Our Network Solutions Division sells storage area networking, or SAN, products and our established channel networking products, which enable computers to transmit data over unlimited distances. Our Enterprise Integration Solutions Division develops and sells enterprise application integration, or EAI, software that automates the integration of computer software applications, as well as our traditional server gateways and tools, which enable multiple desktop computers and mainframe terminals to communicate with one another. Both divisions offer professional consulting and support services.

  Our Network Solutions Division is a leading provider of hardware and software products that enable our customers to build and manage SANs. A SAN is a high-speed network within a business' existing computer network that allows the business to manage and back-up its expanding storage needs with greater efficiency and less disruption to its network operations. Customers can create SANs within both local area networks, or LANs, which are networks confined to limited geographical areas, and wide area networks, or WANs, which are networks dispersed over long distances that communicate by third party telephone systems. Our SAN products enable companies to cost effectively manage their increasing storage requirements, flexibly add to and reconfigure their existing SANs, provide faster access to greater amounts of data and protect their data more efficiently. We market our SAN products directly and through strategic partnerships with leading storage industry companies.

  Our Enterprise Integration Solutions Division develops and markets our EAI software products. EAI refers to the process of integrating existing networks and applications, which are frequently based on mainframe platforms, with new networks and applications, which are usually open systems, so that users can easily access information on all of a business' disparate computer systems. Mainframes are computer systems with high processing power that have traditionally been used by large businesses for storing and processing large amounts of data. Open systems are newer systems that are easy to scale, or expand, and use hardware and software standards that are not proprietary to any vendor. Our EAI products offer automated integration, without line-by-line coding, that allows easy, real-time access to a business' entire database, no matter what type of system any given data resides upon. Our solutions are flexible and scalable in that they can accommodate a virtually unlimited number of users into an integrated system.

  Our EAI products are targeted primarily for customer relationship management, or CRM, and electronic-commerce, or e-commerce, applications. CRM affords our clients' customer service representatives easy, real-time access to all of the organization's information about a given customer. E-commerce applications enhance our clients' ability to sell products and conduct business over the Internet. We market our EAI products directly and in conjunction with leading industry partners.

                               ----------------

  As used in this prospectus, "CNT" means Computer Network Technology Corporation. We are a Minnesota corporation. Our principal executive offices are located at 605 North Highway 169, Suite 800, Minneapolis, Minnesota 55441, and our telephone number is (612) 797-6000. Our World Wide Website is http://www.cnt.com. Information contained in our website is specifically not incorporated herein by reference or otherwise.

                               ----------------

  The CNT logo, CNT(R), UltraNet(R) and Channelink(R) are our registered trademarks. FileSpeed(TM), Enterprise/Access(TM) and Enterprise/Connect(TM) are also our trademarks. This prospectus contains other trademarks and trade names owned by us or other entities. References in this prospectus to "common stock" include the associated preferred share purchase right.

                    RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown.

                                                                         Six
                                                                        Months
                                                                        Ended
                                              Year Ended December 31,  June 30,
                                              ------------------------ --------
                                              1994 1995 1996 1997 1998   1999
                                              ---- ---- ---- ---- ---- --------
Ratio of earnings to fixed charges........... --   8.81 3.59 --   7.82   9.29

  We had net losses for the years ended December 31, 1994 and 1997. Consequently, our earnings were insufficient to cover fixed charges in those years by approximately $1.8 million and $3.9 million, respectively.

  The ratio of earnings to fixed charges is computed as earnings (loss) before provision for income taxes and fixed charges. Fixed charges consist of interest expense plus such portion of rental expense as is representative of the interest factor.

                              USE OF PROCEEDS

  Unless otherwise indicated in the applicable prospectus supplement, we anticipate that any net proceeds from the sale of offered securities will be used to fund expansion of our business, including for:

  .  additional working capital;

  .  capital expenditures;

  .  repayment of debt;

  .  funding net losses;

  .  acquisitions; and

  .  general corporate purposes.

  When we offer a particular series of offered securities, the prospectus supplement relating to that offering will set forth the intended use of the net proceeds received from that offering. Pending the application of the net proceeds, we expect to invest the proceeds from the sale of offered securities in short-term, interest-bearing instruments or other investment-grade debt securities.

                                  RISK FACTORS

  You should carefully consider the following risk factors and all other information contained in this prospectus and any prospectus supplement before purchasing any offered securities. Investing in the offered securities involves a high degree of risk.

We expect our quarterly revenues and operating results to fluctuate for a number of reasons, which could cause our stock price to fluctuate

  Our quarterly revenues and operating results have varied significantly in the past and are likely to vary significantly in the future due to a number of factors, any of which may cause our stock price to fluctuate. The primary factors that may affect our quarterly financial performance include the following:

  .  fluctuations in demand for our products and services;

  . the timing of customer orders, which are often grouped toward the end of a quarter, particularly large orders from our significant customers and whether any orders are cancelled;

  . product mix among our SAN, channel networking, EAI and server gateway and tools products;

  . our traditionally long sales cycle, which can range from 90 days to 12 months or more;

  . our ability to develop, introduce, ship and support new products and product enhancements;

  . the fact that our products are usually only part of an overall solution that our customers may have problems implementing or obtaining the required components or services from other vendors;

  . the rate of adoption of SANs as an alternative to existing data storage and management systems;

  .  the rate of adoption of EAI products and related solutions;

  . announcements and new product introductions by our competitors and deferrals of customer orders in anticipation of new products, services or product enhancements introduced by us or our competitors;

  .  decreases over time in the prices at which we can sell our products;

  . our ability to obtain sufficient supplies of components, including limited sourced components, at reasonable prices, or at all;

  .  communication costs and the availability of communication lines;

  .  increases in the prices of the components we purchase;

  . our ability to attain and maintain production volumes and quality levels for our products; and

  . increased expenses, particularly in connection with our strategy to continue to expand our relationships with key strategic partners.

  Accordingly, you should not rely on the results of any past periods as an indication of our future performance. It is likely, in some future period, that our operating results may be below expectations of public market analysts or investors. If this occurs, the price of offered securites likely will drop.

Our success is dependent upon the development of demand for our SAN and EAI products

  We are dependent upon the success of our SAN and EAI businesses. Potential customers who have invested substantial resources in their existing data storage and management systems may be reluctant or slow to adopt a new approach, like SANs. Moreover, potential EAI customers may decide to adopt entirely new systems that eliminate the need for an EAI product. Our success in generating net revenues in these areas will depend on, among other things, our ability to:

  . educate potential customers, strategic partners and end users about the benefits of SAN, EAI and related technologies;

  .  maintain and enhance our relationships with leading strategic partners;
     and

  . predict and base our products on standards that ultimately become industry standards.

  In addition, the continued growth of the market for SANs and related products depends on the continued decrease in price of related services and components, such as communication charges and switches. Any increase in the price of these related services and components would likely cause this market to grow at a reduced rate.

  Finally, SANs are often implemented in connection with deployment of new storage systems and servers. Accordingly, our future success is also substantially dependent on the market for new storage systems and servers.

We have recently incurred losses and may not be able to maintain profitability

  We experienced a loss of $2.3 million in 1997. We cannot be certain that we will be able to sustain recent growth rates or that we will realize sufficient revenues to maintain profitability. Also, we are depending on our SAN and EAI products for a significant portion of future revenues, especially as revenues from our channel networking and server gateways and tools products continue to decline. Our SAN and EAI related revenues must increase more rapidly than our revenues related to our channel networking and server gateways and tools products decline. We expect to incur significant product development, sales and marketing and administrative expenses in connection with the introduction of new SAN and EAI products, and as a result, we will need to generate significant revenue increases to achieve and maintain profitability. We may not be able to sustain or increase profitability.

Our SAN and EAI businesses are difficult to predict because of our limited operating experience in these markets

  We have only recently expanded into the SAN and EAI markets. In addition, we expect that a significant portion of our future revenues will be derived from these businesses. This limited operating experience, combined with the evolving nature of the markets in which we sell our SAN and EAI products, reduces our ability to accurately forecast our quarterly and annual revenue. Further, we plan our operating expenses based in part on these revenue projections. Because most of our expenses are fixed in the short-term or incurred in advance of anticipated revenue, we may not be able to decrease our expenses in a timely manner to offset any unexpected shortfall in revenue.

If our relationships with strategic partners are unsuccessful or terminated, our product revenues could decline

  We market our products in connection with a few significant storage vendors, including EMC, Hitachi Data Systems and IBM. In the six months ended June 30, 1999, sales of our SAN products to customers using EMC's disk mirroring systems accounted for 25% of our product revenues. As a result, our success depends substantially on our ability to manage and expand our relationships with EMC and other storage vendors, to initiate relationships with new strategic partners that will recommend our products and the success of our strategic partners' products. In addition, we rely to a significant extent on the continued recommendation of our products by our strategic partners. To the extent that our strategic partners do not recommend our products, or to the extent that they recommend products offered by our competitors, our business will be harmed.

  Additionally, we have only a limited number of sales people devoted to the sale of our EAI products. We have chosen to rely on the efforts of our strategic partners to assist us in these sales efforts. To the extent these strategic partners are unable to sell these products, are unable to implement systems using our products or recommend our competitor's products, our future revenues could be substantially affected.

  We may not be able to manage and expand our relationships with strategic partners successfully, and they may not market our products successfully. Moreover, our relationships with strategic partners are not in writing, have no minimum purchase commitments and can be terminated or changed at any time. Our failure to manage and expand our relationships with our significant strategic partners, our failure to develop relationships with new strategic partners or the failure of our strategic partners to market our products could substantially reduce our net revenues and seriously harm our business.

We have limited product offerings and our existing products and new products must achieve widespread market acceptance

  We derive a substantial portion of our net revenues from a limited number of SAN and EAI products. Specifically, for the six-month period ended June 30, 1999, we derived approximately 48% and 5% of our product revenues from our SAN and EAI products, respectively. We expect that net revenues from these products will account for a substantial and growing portion of our total net revenues for the foreseeable future. Moreover, we expect net revenues from our channel networking and server gateways and tools products to decline. As a result, for the foreseeable future, we will continue to be subject to the risk of a dramatic decrease in net revenues if demand for our newest products, particularly our SAN products, decline. Therefore, widespread market acceptance of these products is critical to our future success. These products have been only recently introduced. Accordingly, the demand for, and market acceptance of, these products is uncertain.

  Factors that may affect the market acceptance of our SAN and EAI products, some of which are beyond our control, include the following:

  .  growth of the SAN, EAI and related products markets;

  . performance, quality, price and total cost of ownership of our SAN and EAI products;

  . availability, price, quality and performance of competing products and technologies; and

  . successful development of our relationships with new and existing customers and strategic partners.

Our industries are subject to rapid technological change, and we must keep pace with the changes to successfully compete

  The markets for our products are characterized by rapidly changing technology, evolving industry standards and the frequent introduction of new products and enhancements. Our future success depends in large part on our ability to enhance our existing products and to introduce new products on a timely basis to meet changes in customer preferences and evolving industry standards. We cannot be certain that we will be successful in developing, manufacturing and marketing new products or product enhancements that respond to such changes in a timely manner and achieve market acceptance. We also cannot be certain that we will be able to develop the underlying core technologies necessary to create new products and enhancements.

  Additionally, changes in technology and consumer preferences could potentially render our current products uncompetitive or obsolete. If we are unable, for technological or other reasons, to develop new products or enhance existing products in a timely manner in response to technological and market changes, our business, results of operations and financial condition would be harmed.

We are substantially dependent on the financial services, telecommunications and information outsourcing industries.

  During the six months ended June 30, 1999, approximately 18%, 16% and 7% of our product revenues were derived from businesses in the financial services, telecommunications and information outsourcing industries, respectively. In addition, for the years ended December 31, 1997 and 1998, combined, 37% and 44% of our product revenues were derived from businesses in these industries. The erosion of our relationships with our customers in these industries, or the erosion of demand for SAN and EAI products in these industries generally, would harm our financial condition and operating results.

We depend on a limited number of suppliers for key components

  We depend upon a limited number of suppliers for several key components used in the manufacture of our products. In the future, we may experience shortages of, or difficulties in acquiring, these components. If we are unable to buy these components, then we will not be able to manufacture our products on a timely basis.

  We use rolling forecasts based on anticipated product orders to determine our component requirements. Lead times for materials and components that we order vary significantly and depend on factors such as specific supplier requirements, contract terms and current market demand for such components. As a result, our component requirement forecasts may not be accurate. If we overestimate our component requirements, then we may have excess inventory, which would increase our costs. If we underestimate our component requirements, then we may have inadequate inventory, which could interrupt our manufacturing and delay delivery of our products to our customers. Either of these occurrences would negatively impact our business and operating results.

The competition in our markets may lead to reduced sales of our products, reduced profits or reduced market share

  The markets for our products are competitive and are likely to become even more competitive. Increased competition could result in pricing pressures, reduced sales, reduced margins, reduced profits, reduced market share or the failure of our products to achieve or maintain market acceptance. Our products face competition from multiple sources, including the ability of some of our customers to design solutions to the problems targeted by our products. Many of our competitors and potential competitors have longer operating histories, greater name recognition, access to larger customer bases or substantially greater resources than we have. As a result, they may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements. For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

We may engage in future acquisitions that dilute our shareholders and cause us to incur debt or assume contingent liabilities

  As part of our strategy, we expect to review opportunities to buy other businesses or technologies that would complement our current products and services, expand the breadth of our markets, enhance our technical capabilities, or otherwise offer growth opportunities. In the event of any future purchases, we could:

  .  spend significant amounts of cash;

  . issue stock that would dilute our current shareholders' percentage ownership;

  . incur amortization expense related to goodwill and other intangible assets; or

  .  incur debt or assume liabilities.

These purchases also involve numerous risks, including:

  . problems combining the purchased operations, technologies, personnel or products;

  .  unanticipated costs;

  .  diversion of management's attention from our core business;

  . adverse effects on existing business relationships with suppliers, customers or strategic partners;

  . risks associated with entering markets in which we have no or limited prior experience;

  .  potential loss of key employees of acquired or merged organizations; and

  . the growth rates of any acquired company may be less than those projected by analysts or anticipated by markets, which could have a depressive effect on our stock price.

  We cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel related to organizations that we might acquire or merge with in the future.

The notes will rank below our existing and future Senior Indebtedness and we may be unable to repay our obligations under the notes

  The notes will be unsecured and subordinated in right of payment to all of our existing and future Senior Indebtedness, and the existing and future liabilities of our subsidiaries. The notes are subordinate to our Senior Indebtedness and we will make payments on the notes only after we have satisfied all of our Senior Indebtedness upon the occurence of any of the following events:

  .  our bankruptcy, liquidation or reorganization;

  . upon default in the payment of principal or interest on Senior Indebtedness; or

  .  in certain other events described in the indenture.

As a result, we may not have sufficient assets remaining to pay amounts on any or all of the notes.

  The notes and related indenture do not limit our ability to incur other indebtedness and liabilities. We may have difficulty paying our obligations under the notes if we incur additional indebtedness or liabilities. As of June 30, 1999, our outstanding Senior Indebtedness was approximately $3.1 million, and our consolidated liabilities were approximately $34.1 million. We anticipate that from time to time we may incur additional indebtedness, including Senior Indebtedness, which could adversely affect our ability to pay our obligations under the notes.

We may be unable to repurchase the notes

  There is no sinking fund with respect to the notes, and at maturity the entire outstanding principal amount of the notes will become due and payable by us. If we experience a change in control, under certain circumstances a holder of the notes may require that we repurchase all or a portion of its notes. At maturity or if a Change of Control does occur, we might not have sufficient funds or be able to arrange for additional financing to pay the repurchase price for all the notes tendered to us or due at maturity. Future borrowing arrangements or agreements relating to Senior Indebtedness to which we become a party may contain restrictions on, or prohibitions against, our repurchase of the notes. If the maturity date or a Change of Control occurs when we are prohibited from repurchasing the notes, we could try to obtain the consent of the lenders under those arrangements to purchase the notes or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance these borrowings, we will be unable to repurchase the notes. In that case, our failure to repurchase any tendered notes or notes due upon maturity would constitute an event of default under the related indenture. This could, in turn, cause a default under the terms of our then existing Senior Indebtedness. As a result, in these circumstances, the subordination provisions of the indenture would, absent a waiver, prohibit any repurchase of the notes until we pay in full the senior debt.

Undetected software or hardware errors could increase our costs and delay product introduction

  Networking products frequently contain undetected software or hardware errors when first introduced or as new versions are released. Our products are complex and errors may be found from time to time in our products, including new or enhanced products. In addition, our products are combined with products from other vendors. As a result, when problems occur, it may be difficult to identify the source of the problem. These problems may cause us to incur significant warranty and repair costs, divert the attention of our engineering personnel from our product development efforts and cause significant customer relations problems. Moreover, the occurrence of hardware and software errors, whether caused by our or another vendor's products, could delay or prevent the development of the markets in which we compete.

The loss of key executive or experienced personnel or the inability to hire and retain additional personnel with expertise in the SAN and EAI industries could negatively impact sales and delay product introduction

  We are dependent on Thomas G. Hudson, our Chairman, President and Chief Executive Officer. In addition, we rely upon the continued contributions of our key management, engineering and sales and marketing personnel, many of whom would be difficult to replace quickly. We also believe that our success depends to a significant extent on the ability of our management to operate effectively, both individually and as a group. Many members of our management team have only recently joined us. The loss of any one of our key employees could adversely affect our sales or delay the development or marketing of existing or future products.

  We believe our future success will depend also in part upon our ability to attract and retain highly skilled and qualified managerial, engineering, sales and marketing, and finance and operations personnel. Competition for these personnel is intense. In the past, we have experienced difficulty in hiring qualified personnel with expertise in the SAN and EAI industries, and there can be no assurance that we will be successful in attracting and retaining these individuals in the future. The inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly engineers and sales personnel, could delay the development and introduction of and negatively impact our ability to sell our products. In addition, companies in our industry whose employees accept positions with competitors frequently claim that their competitors have engaged in unfair hiring practices. We cannot assure you that we will not receive such claims in the future as we seek to hire qualified personnel or that such claims will not result in costly litigation. We could incur substantial costs in defending ourselves against these claims, regardless of their merits.

We must continue to improve our operational systems and controls to manage future growth

  We plan to continue to expand our operations to pursue existing and potential market opportunities. We expect that this growth will place a significant demand on our management and our operational resources. In order to manage growth effectively, we must implement and improve our operational systems, procedures and controls and train our employee base. Accordingly, we cannot assure you that:

  .  we will be able to effectively manage the expansion of our operations;

  . our key employees will be able to work together effectively as a team to successfully manage our growth;

  .  we will be able to hire, train and manage our employee base;

  .  we will be able to properly integrate our acquisitions;

  . our systems, procedures or controls will be adequate to support our operations; and

  . our management will be able to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services.

Our inability to manage growth effectively could harm our business.

We plan to increase our international sales activities, which will subject us to additional business risks

  International markets accounted for approximately 34% of our revenues in 1998. We plan to expand our international sales activities, and therefore our success will become increasingly dependent on our performance in international markets. In fiscal 1999 and 2000, we intend to focus on expanding our international sales activities in The Netherlands, Mexico and Brazil. Our international sales growth in these and other countries will be limited if we are unable to establish relationships with international distributors, establish additional foreign operations, expand international sales channel management, hire additional personnel and develop relationships with international service providers. Even if we are able to successfully expand international operations, we cannot be certain that we will be able to maintain or increase international market demand for our products. Our international operations, including our sales activities in the rest of Europe, China, The Netherlands, Mexico and Brazil, are subject to a number of risks, including:

  .  supporting multiple languages;

  . recruiting sales and technical support personnel with the skills to support our products;

  .  increased complexity and costs of managing international operations;

  .  protectionist laws and business practices that favor local competition;

  .  dependence on local vendors;

  .  multiple, conflicting and changing governmental laws and regulations;

  .  longer sales cycles;

  . difficulties in collecting accounts receivable, converting foreign currency to dollars and remitting funds to the United States;

  .  difficulties enforcing our legal rights;

  .  reduced or limited protections of intellectual property rights; and

  .  political and economic instability.

  None of our products include screen displays or user documentation in any language other than the English language. Our future prospects in international markets may require us to develop multiple language versions of our products and support documentation. The lack of such documentation could cause prospective customers to select other products. In addition, the development of such products and documentation could be costly and time consuming.

  Because a significant portion of our international revenues are denominated in foreign currencies, primarily French francs, the euro and British pounds sterling, an increase in the value of the U.S. dollar relative to these currencies could make our products more expensive and thus less competitive in foreign markets.

We have applied for and received a limited number of patents and we may be unable to protect our intellectual property, which would negatively affect our ability to compete

  Historically, we have not pursued patents on all our intellectual property. Traditionally, we have relied, and currently continue to rely, on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We also enter into confidentiality or license agreements with substantially all our employees, consultants and corporate partners, and control access to and distribution of our software, documentation and other proprietary information. We have four patents in process and have three existing patents. In addition, while we intend to more vigorously pursue patent protection for our intellectual property in the future, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. Monitoring unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States or where legal authorities in foreign countries do not vigorously enforce existing laws.

  We have from time to time received, and may in the future receive, communications from parties asserting patent rights against us that relate to certain of our products. Although we believe that we possess all required proprietary rights to the technology involved in our products and that our products, trademarks and other intellectual property rights do not infringe upon the proprietary rights of third parties, we cannot assure you that others will not claim a proprietary interest in all or part of our technology or assert claims of infringement. All such claims, regardless of their merits, could expose us to costly litigation and could substantially harm our operating results.

A license expires on December 31, 1999

  A license related to the sale of Channelink(R) and UltraNet(R) products that use ESCON expires on December 31, 1999. ESCON is the enterprise serial connection protocol and interface used on IBM mainframes. If we are unable to renew this license, we may be prohibited from further use of the subject technology and our operating results and financial condition would be harmed. In 1998, Channelink(R) and UltraNet(R) represented approximately one-half of our product revenues.

Others may bring infringement claims against us, which could be time-consuming and expensive to defend

  In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Although we are not currently involved in any intellectual property litigation, we may be a party to litigation in the future to protect our intellectual property or as a result of an alleged infringement of others' intellectual property. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

  . stop selling, incorporating or using our products or services that use the challenged intellectual property;

  . obtain a license from the owner of the infringed intellectual property right allowing us to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; and

  .  redesign those products or services that use such technology.

  In addition to the related costs of the foregoing actions, if we are forced to take any of these actions, we may be unable to manufacture and sell the related products, which would reduce our revenues.

Our failure or the failure of our suppliers, strategic partners or customers to be year 2000 compliant could harm our business

  Failure of our products to recognize correctly date information when the year changes to 2000 could result in significant decreases in market acceptance of our products, increases in warranty claims and legal liability for defective software. We have undertaken testing and will continue to test our products to be sure that they are fully year 2000 compliant. Year 2000 preparations by our strategic partners, suppliers and customers could also slow down purchases of our products.

  Our internal year 2000 compliance review is focused on reviewing our internal computer information and security systems for year 2000 compliance and developing and implementing remedial programs to resolve year 2000 issues in a timely manner. Additionally, we are contacting our third party suppliers and requesting their written assurances that their systems are year 2000 compliant.

  If our suppliers, vendors, major distributors or partners fail to correct their year 2000 problems, these failures could result in an interruption in, or a failure of, our normal business activities or operations. If a year 2000 problem occurs, it may be difficult to determine which vendor's products have caused the problem. These failures could interrupt our operations and damage our relationships with our customers. Due to the general uncertainty inherent in the year 2000 problem resulting from the readiness of third-party suppliers and vendors, we are unable to determine at this time whether any year 2000 failures will harm us.

  A worst case scenario relative to the year 2000 issue would be the discovery of additional year 2000 deficiencies in our products that require significant extra time and expense to correct. A critical year 2000 deficiency by a key supplier, coupled with a failure to locate a suitable alternative source of supply, could also have a material impact on our business.

Our customers may delay product purchases until after January 1, 2000, which would harm our sales

  Our customers' purchasing plans could be affected by year 2000 issues if they need to expend significant resources to fix their existing systems. In addition, our sales could be materially impacted in 1999 and 2000 if customers were to stop, or significantly reduce, procurement of new equipment for their data centers and networks until after the start of the year 2000.

Our products must comply with evolving industry standards and government regulations

  The market for our products is characterized by the need to support industry standards as they emerge, evolve and achieve acceptance. To remain competitive, we must continue to introduce new products and product enhancements that meet these industry standards. For example, all components of a SAN must utilize a limited number of defined standards in order to work with existing computer systems. Our products comprise only a part of the entire storage area network and we depend on the companies that provide other components of the storage area network, many of whom are significantly larger than we are, to support the industry standards as they evolve. Also, our EAI products must provide compatibility with major hardware and software platform standards in order to be useful to our customers. The failure of these providers to support these industry standards could adversely affect the market acceptance of our products. In addition, in the United States, our products must comply with various regulations and standards defined by the Federal Communications Commission and Underwriters Laboratories. Internationally, products that we develop will also be required to comply with standards established by authorities in various countries. Failure to comply with existing or evolving industry standards or to obtain timely domestic or foreign regulatory approvals or certificates could materially harm our business.

Management can spend the proceeds of this offering in ways with which our shareholders and noteholders may not agree

  Our management can spend the net proceeds from this offering in ways with which our shareholders and noteholders may not agree. We cannot assure you that our investments and use of the net proceeds of this offering will yield favorable returns or results.

Provisions in our charter documents, our shareholder rights plan, existing agreements and Minnesota law could prevent or delay a takeover of our company and may impact the likelihood of takeover offers that would be attractive to our shareholders

  Provisions of our articles of incorporation, bylaws, shareholder rights plan and existing agreements may discourage, delay or prevent a merger or acquisition that a shareholder may consider favorable. These provisions include:

  . authorizing the issuance of preferred stock without shareholder approval;

  . termination of contracts and license agreements in the event of a takeover;

  .  limiting the persons who may call special meetings of shareholders; and

  . preventing a takeover of us under our shareholder rights plan as a result of the dilutive effect the issuance of securities under the plan would have on acquiring parties.

  Provisions of Minnesota law also may discourage, delay or prevent someone from acquiring or merging with us. Further, some of our existing contracts may give other parties the right to terminate the contract or take other action that could harm our business as a result of a takeover.

There may be no public market for the notes

  The notes will be a new issue of securities with no established trading market. Although the underwriters for any offering of the notes may advise us that they intend to make a market in the notes, they will have no obligation to do so and may discontinue their market making at any time without notice. In addition, their market making activity will be subject to limits imposed under the federal securities laws. Accordingly, a market for the notes may not develop and, if it does develop, it may not be maintained. Various factors could have a material adverse effect on the trading price of the notes, including the failure of an active market to develop and fluctuations in prevailing interest rates. In addition, our operating results and prospects could from time to time fall below the expectations of public market analysts and investors, which could adversely affect public perception of our creditworthiness and therefore the trading price of the notes.

The market price for our common stock has been volatile and could experience extreme volatility in the future

  The stock market in general, and the stock prices of technology-based companies in particular, have experienced extreme volatility that has often been unrelated to the performance of any specific public companies. The market price of our common stock has fluctuated in the past and is likely to fluctuate in the future. Any of the following factors, some of which are beyond our control, could have a significant impact on the market price of our common stock:

  .  actual or anticipated fluctuations in our operating results;

  . differences between our financial or operating results and those projected by our analysts;

  .  changes in market valuations of other technology companies;

  . announcements by us or our competitors of significant technical innovations, contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

  . general conditions in the financial services and telecommunications industries, and among information outsourcers;

  .  losses of major customers;

  .  additions or departures of key personnel;

  .  sales of common stock in the future; and

  . anticipated trends in the economy in general, such as increased interest rates, and domestic and foreign political events, including war and civil unrest.

We do not plan to pay cash dividends

  We have never paid cash dividends and do not anticipate paying any cash dividends in our foreseeable future. We intend to retain future earnings, if any, to finance the growth and expansion of our business and for general corporate purposes. Loan agreements and other contracts that we might enter into in the future could prevent us from paying dividends.

                           PLAN OF DISTRIBUTION

  We may sell the offered securities:

  . directly to purchasers;

  . through dealers;

  . through underwriters; or

  . through a combination of any of these methods of sale.

  We may effect the distribution of the offered securities from time to time in one or more transactions either:

  . at a fixed price or prices, which may be changed;

  . at market prices prevailing at the time of sale;

  . at prices related to such prevailing market prices; or

  . at negotiated prices or competitive bid basis.

  We may directly solicit offers to purchase offered securities. If an underwriter is, or underwriters are, utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, such underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

  Underwriters, dealers and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.


  Certain persons participating in an offering of offered securities may engage in passive market making transactions in the common stock in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934. Rule 103 permits, upon the satisfaction of certain conditions, underwriting and selling group members participating in a distribution that are also registered Nasdaq market makers in the security being distributed, or a related security, to engage in limited passive market making transactions during the period when Regulation M would otherwise prohibit the activity. In general, a passive market maker may not bid for or purchase a security at a price that exceeds the highest independent bid for those securities by a person that is not participating in the distribution and must identify its passive market making bids on the Nasdaq electronic inter-dealer reporting system. In addition, the net daily purchases made by a passive market maker generally may not exceed 30% of the market maker's average daily trading volume in the security for the two full consecutive calendar months, or any 60 consecutive days ending within 10 days, immediately preceding the date of filing of the registration statement of which this prospectus is a part.

  To facilitate the offering of offered securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the offered securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market of or by exercising an over-allotment option. In addition, these persons may stabilize or maintain the price of offered securities by bidding for or purchasing the offered securities in the open market, or by imposing penalty bids, whereby selling concessions allowed dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

  The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

  Other than in the United States, and except as may be set forth in a prospectus supplement, no action has been taken by us or the underwriters that would permit a public offering of the offered securities by this prospectus in any jurisdiction which requires action for that purpose. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements be distributed or published in any jurisdiction, except under circumstances that will ensure compliance with the applicable rules and regulations of the jurisdiction. Persons holding this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which an offer or a solicitation is unlawful.

                            DESCRIPTION OF THE NOTES

  Each offering of notes will be issued under an indenture (the "Indenture") to be entered into between us and a trustee (the "Trustee") chosen by us and qualified to act under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). A supplemental indenture may also be entered into with the Trustee prior to issuance of the notes which specifies certain terms of the notes. A copy of the form of Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939. The descriptions under this heading related to the notes are summaries of their anticipated provisions. The summaries are not complete and are qualified in their entirety by reference to the actual Indenture, any supplemental indenture, the notes and terms made a part of the Indenture under the Trust Indenture Act. A form of the Indenture under which we may issue our notes has been filed as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer in this prospectus or in the prospectus supplement to certain provisions of the Indenture, any supplemental indenture or the notes, or to defined terms, those sections or defined terms are incorporated by reference herein. You should read the Indenture, any supplemental indenture and the notes for provisions that may be important to you. The form of the Indenture, any supplemental indenture and the notes may be examined under the heading "Where You Can Find More Information".

  The terms and conditions described under this heading are of terms and conditions that apply generally to the notes. The particular terms of any offering of notes will be summarized in the applicable prospectus supplement. Those terms may differ from the terms set forth below. Except as set forth in the applicable indenture or in any supplemental indenture and described in a particular prospectus supplement, we may issue notes in one or more series and with limitations as to aggregate principal amount as set forth in the prospectus supplement.

General

  The notes will be general unsecured subordinated obligations of ours and will be convertible into our common stock as described below under "Conversion of Notes." Unless other arrangements are made, interest will be paid by check mailed to holders entitled thereto. Principal will be payable, and the notes may be presented for conversion, registration of transfer and exchange, without service charge, at the corporate trust office of the Trustee or at the option of the holder of the note, at any other office or agency of ours maintained for that purpose pursuant to the Indenture. Payments, transfers, exchanges and conversions relating to beneficial interests in notes issued in book-entry form will be subject to the procedures described under "Form, Denomination, Transfer, Exchange and Book-Entry Procedures" and "Exchange of Book-Entry Notes for Certificated Notes."

  The Indenture will not contain any financial covenants or any restrictions on the incurrence of debt by us or any of our subsidiaries.

Terms of Notes to be Included in the Prospectus Summary

  The prospectus supplement relating to any series of notes that we may offer will set forth the price or prices at which the notes will be offered, and will contain the applicable specific terms of the notes of that series. These terms may include:

  .  the title of the notes;

  .  the aggregate principal amount of the notes;

  .  the maturity date or dates of the Notes;

  . the percentage of the principal amount at which notes will be issued, and if other than the principal amount of those notes, the portion of the principal amount payable upon declaration of acceleration of the maturity of the notes;

  . the date or dates, or method of determining the date or dates, on which the principal of the notes will be payable;

  .  the rate or rates at which the notes will bear interest;

  . the rate or rates at which the notes may be converted into our common stock;

  . the date or dates, or the method for determining the date or dates, from which interest will accrue, the dates on which interest will be payable, the regular record dates for interest payment dates, or the method by which record dates may be determined, the persons to whom interest will be payable, and the basis on which interest is to be calculated if other than a 360 day year;

  . the period or periods within which, the price or prices at which and the other terms and conditions upon which the notes may be redeemed, in whole or part, at our option, if we have such option; and

  .  any other terms of the notes.

  The notes may be offered and sold at a substantial discount below their original stated principal amount and may be "original issue discount securities." "Original issue discount securities" means that less than the entire principal amount of the securities will be payable upon declaration of acceleration of their maturity. Special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Conversion of Notes

  The holders of notes will be entitled, at any time through the close of business on the business day immediately preceding the maturity date, subject to prior redemption or repurchase, to convert any notes or portions thereof (in denominations of $1,000 in principal amount or multiples thereof) into our common stock at the conversion price set forth on the cover page of the prospectus supplement, subject to adjustment as described below; provided that in the case of notes called for redemption, conversion rights will expire immediately prior to the close of business on the last business day before the date fixed for redemption, unless we default in payment of the redemption price. A note (or portion thereof) in respect of which a holder is exercising its option to require repurchase upon a Change of Control may be converted only if such holder withdraws its election to exercise such repurchase option in accordance with the terms of the Indenture.

  Except as described below, no adjustment will be made on conversion of any notes for interest accrued thereon or for dividends paid on any common stock we issue. Holders of notes at the close of business on a record date will be entitled to receive the interest payable on such notes on the corresponding interest payment date. However, notes surrendered for conversion after the close of business on a record date, and before the close of business on the day following the corresponding interest payment date must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such note is subject to redemption on a redemption date between such record date and the corresponding interest payment date). The interest payment with respect to a note called for redemption on a date during the period from the close of business on or after any record date to the close of business on the business day following the corresponding payment date will be payable on the corresponding interest payment date to the registered holder at the close of business on that record date (notwithstanding the conversion of such note before the corresponding interest payment date) and a holder of notes who elects to convert need not include funds equal to the interest paid. We are not required to issue fractional shares of our common stock upon conversion of notes and, in lieu thereof, we will pay a cash adjustment based upon the closing price of our common stock on the last business day prior to the date of conversion.

  The conversion price is subject to adjustment (under formulae set forth in the Indenture) upon the occurrence of certain events, including:

     (1) The issuance of our common stock as a dividend or distribution on our outstanding common stock;

     (2) The issuance to all holders of our common stock of certain rights, options or warrants to purchase our common stock at less than the current market price;

     (3) Certain subdivisions, combinations and reclassifications of our common stock;

     (4) Distributions to all holders of our common stock of our capital stock (other than our common stock) or evidences of our indebtedness or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in clauses (1) and (2) above, dividends and distributions in connection with our liquidation, dissolution or winding up and dividends and distributions paid exclusively in cash);

     (5) Distributions consisting exclusively of cash (excluding any cash portion of distributions referred to in clause (4) above or in connection with a consolidation, merger or sale of our assets as referred to in clause
  (2) of the second paragraph below) to all holders of our common stock in an aggregate amount that, together with (A) all such other all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made and (B) any cash and the fair market value of other consideration payable in respect of any tender offers by us or any of our subsidiaries for our common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of our market capitalization (being the product of the then current market price of our common stock times the number of shares of our then outstanding common stock) on the record date for such distribution; and

     (6) The purchase of our common stock pursuant to a tender offer made by us or any of our subsidiaries that involves an aggregate consideration that, together with (A) any cash and the fair market value of any other consideration payable in any other tender offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding such tender offer in respect of which no adjustment has been made and (B) the aggregate amount of any such all-cash distributions referred to in clause (5) above to all holders of our common stock within the 12 months preceding the expiration of such tender offer in respect of which no adjustments have been made, exceeds 20% of our market capitalization on the expiration of such tender offer.

  Except as stated above, the conversion price will not be adjusted for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

  No adjustment will be made pursuant to clause (4) of the preceding paragraph if we make proper provision for each holder of notes who converts a note to receive, in addition to our common stock issuable upon such conversion, the kind and amount of assets (including securities) if such holder had been a holder of our common stock at the time of the distribution of such assets or securities. Rights, options or warrants distributed by us to all holders of our common stock that entitle the holders thereof to purchase shares of our capital stock and that, until the occurrence of an event (a "Triggering Event"), (1) are deemed to be transferred with the common stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of our common stock, shall not be deemed to be distributed until the occurrence of the Triggering Event.

  In the case of (1) any reclassification or change of our common stock (other than changes in par value or from par value to no par value or resulting from a subdivision or a combination) or (2) a consolidation or merger involving us or a sale or conveyance to another corporation or business entity of our property and assets as an entirety or substantially as an entirety (determined on a consolidated basis), in each case as a result of which holders of our common stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such common stock, each note then outstanding will, without the consent of the holder of any note, become convertible only into the kind and amount of shares of stock, other securities or other property or assets that they would have owned or been entitled to receive upon such reclassification, change, consolidation, merger, sale or conveyance had such notes been converted into our common stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, assuming that a holder of notes would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by a plurality of non-electing shareholders.

  If a taxable distribution to holders of common stock (or other transaction) results in any adjustment of the conversion price, the holders of notes may, in certain circumstances, be deemed to have received a distribution subject to the U.S. federal income tax as a dividend. In certain other circumstances, the absence of such an adjustment may result in a taxable dividend to the holders of our common stock. The material federal income tax consequences in those circumstances will be set forth in the applicable prospectus supplement.

  We may, from time to time and to the extent permitted by law, reduce the conversion price by any amount for any period of at least 20 business days, in which case we shall give at least 15 days' notice of such decrease, if the Board of Directors has made a determination that such decrease would be in our best interests, which determination shall be conclusive. We may, at our option, make such reductions in the conversion price, in addition to those set forth above, as we deem advisable to avoid or diminish any income tax to our shareholders resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The material federal income tax consequences in those circumstances will be set forth in the applicable prospectus supplement.

Subordination

  The payment of principal of, premium, if any, and interest on the notes, including amounts payable on any redemption or repurchase, will, to the extent set forth in the Indenture, be subordinated in the event of right of payment to the prior payment in full of all Senior Indebtedness. Upon any distribution to our creditors in our liquidation or dissolution or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding related to us or our property, in an assignment for the benefit of creditors or any marshalling of our assets and liabilities, the holders of Senior Indebtedness then outstanding will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the notes will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the notes (except that holders of notes may receive securities that are subordinated at least to the same extent as the notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness).

  We also may not make any payment upon or in respect of the notes (except in such subordinated securities) and may not acquire any notes for cash or property (except in such subordinated securities) if (1) a default in the payment of the principal of, premium, if any, or interest on, including a default under any repurchase or redemption obligation with respect to, Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or (2) any other default occurs and is continuing with respect to Designated Senior Indebtedness, as defined below, that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a holder of such Designated Senior Indebtedness or other person permitted to give such notice under the Indenture. Payments on the notes may and shall be resumed and we may acquire notes (A) in the case of a payment default, upon the date on which such default is cured or waived; or (B) in the case of a non-payment default, 179 days after the date on which the applicable Payment Blockage Notice is received (or sooner, if such default is cured or waived), unless the maturity of any Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be the basis for a subsequent Payment Blockage Notice.

  "Designated Senior Indebtedness" means our obligations under particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be "Designated Senior

Indebtedness" for purposes of the Indenture, provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness.

  "Senior Indebtedness" with respect to the notes means the principal of, premium, if any, and interest on, and any fees, costs, expenses and any other amounts (including indemnity payments) related to the following, whether outstanding on the date of the Indenture or thereafter incurred or created:

     (1) Our indebtedness, matured or unmatured, whether or not contingent, for money borrowed evidenced by notes or other written obligations;

     (2) Any interest rate contract, interest rate swap agreement or other similar agreement or arrangement designed to protect us or any of our subsidiaries against fluctuations in interest rates;

     (3) Our indebtedness, matured or unmatured, whether or not contingent, evidenced by notes, debentures, bonds or similar instruments or bankers acceptances, letters of credit or similar facilities (or reimbursement agreements in respect thereof);

     (4) Our obligations as lessee under capitalized leases and under leases of property made as part of any sale and leaseback transactions;

     (5) Indebtedness of others of any of the kinds described in the preceding clauses (1) through (4) assumed or guaranteed by us; and

     (6) Renewals, extensions, modifications, amendments and refundings of, and indebtedness and obligations of a successor person issued in exchange for or in replacement of, indebtedness or obligations of the kinds described in the preceding clauses (1) through (5), unless the agreement pursuant to which any such indebtedness described in clauses (1) through
  (5) is created, issued, assumed or guaranteed and expressly provides that such indebtedness is not senior or superior in right of payment to the notes;

provided, however, that the following shall not constitute Senior Indebtedness:

     (A) Any of our indebtedness or obligations in respect of the notes;

     (B) Any of our indebtedness to any of our subsidiaries or other affiliates;

     (C) Any of our indebtedness that is subordinated or junior in any respect to any other indebtedness; and

     (D) Any of our indebtedness incurred for the purchase of goods or materials in the ordinary course of business.

  If the Trustee (or paying agent if other than the Trustee) or any holder receives any payment of principal of, premium, if any, or interest with respect to the notes at a time when such payment is prohibited under the Indenture, such payment shall be held in trust for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness then outstanding or their representative as their respective interests may appear. After all Senior Indebtedness is paid in full and until the notes are paid in full, holders of the notes shall be subrogated (equally and ratably with all other indebtedness ranking equally with the notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the notes have been applied to the payment of Senior Indebtedness.

  At June 30, 1999, our Senior Indebtedness consisted of various capital lease obligations aggregating approximately $2.1 million and the remaining $1.0 million installment due for our purchase of IntelliFrame.

  In addition, the notes will be structurally subordinated to all indebtedness and other liabilities, including trade accounts payable and lease obligations, of our subsidiaries, as any right of ours to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims will still be subordinate to any security interest in the assets of such subsidiary senior to that held by us.

  No provision contained in the Indenture or the notes will affect our obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the notes. The subordination provisions of the Indenture and the notes will not prevent the occurrence of any Default or Event of Default under the Indenture or limit the rights of the Trustee or any other holder, subject to the provisions described herein, to pursue any other rights or remedies with respect to the notes.

  The Indenture does not prohibit or limit the incurrence of any indebtedness by us or our subsidiaries.

Provisional Redemption by Us

  Unless otherwise set forth in the prospectus supplement, we may redeem the notes, in whole or in part, at any time prior to a date designated in the prospectus supplement, at a redemption price equal to $1,000 per $1,000 principal amount of notes to be redeemed plus accrued and unpaid interest, if any, to the Redemption Date (the "Provisional Redemption Date") if the closing price of the common stock shall have exceeded 150% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing of the notice of provisional redemption (the "Notice Date," which date shall be no more than 60 nor less than 30 days prior to the Provisional Redemption Date).

  Upon any Provisional Redemption, we will make an additional payment in cash (the "Make-Whole Payment") with respect to the notes called for redemption to holders on the Notice Date in an amount set forth in the prospectus supplement (per $1,000 principal amount of notes), less the amount of any interest actually paid on such note prior to the Notice Date. We will be obligated to make the Make-Whole Payment on all notes called for provisional redemption, including any notes converted after the Notice Date and prior to the Provisional Redemption Date.

Optional Redemption by Us

  At any time after the dates set forth in the prospectus supplement, we have the option to redeem the notes on at least 30 but not more than 60 days' notice, in whole at any time or in part from time to time, at the prices set forth in the prospectus supplement.

  If fewer than all the notes are to be redeemed, the Trustee will select the notes to be redeemed in principal amounts of $1,000 or integral multiples thereof by lot. If any note is to be redeemed in part only, a new note or notes in principal amount equal to the unredeemed principal portion thereof will be issued. If a portion of a holder's notes is selected for partial redemption and such holder converts a portion of such notes, such converted portion shall be deemed to be taken from the portion selected for redemption. No sinking fund is provided for the notes.

Repurchase at Option of Holders upon a Change of Control

  Unless otherwise set forth in the prospectus supplement, upon the occurrence of a Change of Control, each holder of notes shall have the right to require us to repurchase such holder's notes in whole or in part in integral multiples of $1,000 at a purchase price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date of purchase, pursuant to an offer (the "Change of Control Offer") made in accordance with the procedures described below and the other provisions in the Indenture.

  A "Change of Control" means an event or series of events in which:

  . Any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act) acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange

     Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of our directors (the "Voting Stock") other than acquisitions by us, our subsidiaries or our employee benefit plans; or

  . We consolidate with or merge into any other corporation or business entity (other than any merger which is effected solely to change our jurisdiction of incorporation), or convey, transfer or lease all or substantially all of our assets (determined on a consolidated basis) to any person, or any other corporation or business entity merges with or into us, and, in the case of any such transaction, our outstanding common stock is changed or exchanged as a result, unless our shareholders immediately before such transaction own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the corporation or business entity resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction;

provided that a Change in Control shall not be deemed to have occurred if either:

  . The closing price per share of the common stock for any five trading days within the period of ten consecutive trading days during a period set forth in the Indenture in connection with the Change of Control shall equal or exceed 105% of the conversion price of the notes in effect on each such trading day; or

  . At least 90% of the consideration in the Change of Control transaction consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market, and as a result of such transaction, the notes become convertible solely into such common stock.

  Within 30 days following any Change of Control, unless we have given the holders notice of our irrevocable intention to redeem all outstanding notes as described under "Optional redemption by us," we shall send by first-class mail, postage prepaid, to the Trustee and to each holder of notes, at such holder's address appearing in the security register, a notice (the "Change of Control Notice") stating, among other things, that a Change of Control has occurred, the purchase price, the purchase date, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, and certain other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

  We will comply, to the extent applicable, with the requirements of Rule 13e-4 under the Exchange Act and other securities laws or regulations in connection with the repurchase of the notes as described above.

  We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note so purchased by us may, to the extent permitted by applicable law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered as aforesaid may not be reissued or resold and will be canceled promptly.

  The foregoing provisions would not necessarily afford holders of the notes protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders.

  Our future indebtedness may contain prohibitions of certain events that would constitute a Change of Control or require us to offer to repurchase such indebtedness upon a Change of Control. Moreover, the exercise by the holders of notes of their rights to require us to purchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on us. Finally, our ability to pay cash to holders of notes upon a purchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Furthermore, the Change of Control provisions may in certain circumstances make more difficult or discourage a takeover of us and the removal of the incumbent management.

Certain Covenants

  Merger, consolidation and sale of assets. Unless otherwise set forth in the prospectus supplement, we shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our assets (determined on a consolidated basis), whether in a single transaction or a series of related transactions, to any person unless:

  . Either we are the resulting, surviving or transferee person (the "Successor Company") or the Successor Company is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor Company (if not us) expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of our obligations under the Indenture and the notes, including the conversion rights described above under "Conversion of Notes;"

  . Immediately after giving effect to such transaction, no Event of Default has happened and is continuing; and

  . We deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

Events of Default and Remedies

  Unless otherwise set forth in the prospectus supplement, an Event of Default is defined in the Indenture as being:

  . Default in payment of the principal of or premium, if any, on the notes of the applicable series when due at maturity, upon redemption or otherwise, including our failure to purchase the notes when required upon a Change of Control (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

  . Default for 30 days in payment of any installment of interest on the notes (whether or not such payment shall be prohibited by the subordination provisions of the Indenture) of the applicable series;

  . Failure to provide a Change of Control Notice, whether or not such notice or payment pursuant to a Change of Control Offer shall be prohibited by the subordination provisions of the Indenture;

  . Failure to perform any other covenant in the Indenture with respect to the applicable series continuing for 90 days after written notice by the Trustee or the holders of 25% in aggregate principal amount of the notes; and

  . Certain events involving the bankruptcy, insolvency or reorganization of us.

  The Indenture provides that the Trustee may withhold notice to the holders of notes of any default (except in payment of principal, premium, if any, or interest with respect to the notes) if the Trustee considers it in the interest of the holders of notes to do so.

  The Indenture provides that if any Event of Default shall have occurred and be continuing, the Trustee or the holders of not less than 25% in principal amount of the notes of any applicable series then outstanding may declare the principal of and premium, if any, on the notes to be due and payable immediately. At any time after a declaration of acceleration, but before a judgement or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of the notes of any applicable series may, under certain circumstances, rescind and annul such acceleration.

  The holders of a majority in principal amount of the notes of any applicable series then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture. The Indenture provides that, subject to the duty of the Trustee following an Event of Default to act with the required standard of care, the Trustee will not be under an obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the notes, unless the Trustee receives satisfactory indemnity against any associated loss, liability or expense.

Satisfaction and Discharge; Defeasance

  The Indenture and any supplemental indenture will cease to be of further effect as to all outstanding notes of the applicable series except as to:

  . Rights of registration of transfer and exchange and our right of optional redemption;

  . Substitution of apparently mutilated, defaced, destroyed, lost or stolen notes;

  . Rights of holders of notes to receive payments of principal of, premium, if any, and interest on, the notes;

  .  Rights of holders of notes to convert to common stock;

  .  Rights, obligations and immunities of the Trustee under the Indenture;
     and

  . Rights of the holders of notes as beneficiaries of the Indenture with respect to the property so deposited with the Trustee payable to all or any of them;

if:

      (A) We will have paid or caused to be paid the principal of, premium, if any, and interest on the notes as and when the same will have become due and payable;

     (B) All outstanding notes (except lost, stolen or destroyed notes which have been replaced or paid) have been delivered to the Trustee for cancellation; or

     (C) (i) the notes not previously delivered to the Trustee for cancellation will have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption under arrangements satisfactory to the Trustee upon delivery of notice and
  (ii) we will have irrevocably deposited with the Trustee, as trust funds, cash, in an amount sufficient to pay principal of and interest on the outstanding notes, to maturity or redemption, as the case may be.

  Such trust may only be established if such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument pursuant to which we are a party or by which the trust is bound, and we have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions related to such defeasance have been complied with.

  The Indenture will also cease to be in effect (except as described above) and the indebtedness on all outstanding notes of the applicable series will be discharged on the 123rd day after the irrevocable deposit by us with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of notes of the applicable series, of cash, U.S. Government Obligations (as defined in the Indenture) or a combination thereof, in an amount sufficient, with interest earnings thereon, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the notes of the applicable series then outstanding in accordance with the terms of the Indenture and the notes ("legal defeasance"). Such legal defeasance may only be effected if:

  . Such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

  . We have delivered to the Trustee an opinion of counsel stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, based thereon, the holders of the notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge by us and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

  . We have delivered to the Trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not constitute a preferential transfer under Section 547(b) of the United States Bankrupcy Code; and

  . We have delivered to the Trustee an Officers' Certificate and an opinion of counsel stating that we have complied with all conditions related to the defeasance.

  We may also be released from our obligations under the covenants described above under "Repurchase at Option of Holders upon a Change of Control" and "Certain Covenants" with respect to the notes of the applicable series outstanding on the 123rd day after the irrevocable deposit by us with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of notes of the applicable series, of cash, U.S. Government Obligations or a combination thereof, in an amount sufficient, with interest earnings thereon, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the notes of the applicable series then outstanding in accordance with the terms of the Indenture and such notes ("covenant defeasance"). Such covenant defeasance may only be effected if:

  . Such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

  . We have delivered to the Trustee an Officers' Certificate and an opinion of counsel to the effect that the holders of notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance by us and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

  . We have delivered to the Trustee an opinion of counsel to the effect that after the 123rd day following the deposit, the trust funds will not constitute a preferential transfer under Section 547(b) of the United States Bankrupcy Code; and

  . We have delivered to the Trustee an Officers' Certificate and an opinion of counsel stating that we have complied with all conditions related to the covenant defeasance.

Following such covenant defeasance, we will no longer be required to comply with the obligations described above under "Certain Covenants" and will have no obligation to repurchase the notes of the applicable series pursuant to the provisions described under "Change of Control."

  Notwithstanding any satisfaction and discharge or defeasance of the Indenture, our obligations described under "Conversion of Notes" will survive to the extent provided in the Indenture until the notes cease to be outstanding.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures

  Notes will be issued only in fully registered form, without interest coupons, in minimum denominations of $1,000 and integral multiples in excess thereof. Notes sold in any offering will be issued only against payment therefor in immediately available funds.

  The notes of each series initially will be represented by one or more notes in registered, global form without interest coupons (each a "global note" and collectively, the "global notes"). The global notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Transfer of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under "--Exchange of Book-Entry notes for Certificated Notes."

Exchange of Book-Entry Notes for Certificated Notes

  A beneficial interest in a global note may not be exchanged for a note in certificated form unless (1) DTC (A) notifies us that DTC is unwilling or unable to continue as depositary for the global note or (B) has ceased to be a clearing agency registered under the Exchange Act and in either case we thereupon fail to appoint a successor depository within 90 days; (2) we, at our option, notify the Trustee in writing that we elect to cause the issuance of our notes in certificated form; or (3) there shall have occurred and be continuing an Event of
Default or any event that after notice or lapse of time or both would be an Event of Default with respect to the notes. In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC, in accordance with its customary procedures.

  CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL NOTES. THE DESCRIPTION OF THE OPERATIONS AND PROCEDURES OF DTC THAT FOLLOW ARE PROVIDED SOLELY AS A MATTER OF CONVENIENCE. THESE OPERATIONS AND PROCEDURES ARE SOLELY WITHIN THE CONTROL OF DTC AND ARE SUBJECT TO CHANGE BY IT FROM TIME TO TIME. WE TAKE NO
RESPONSIBILITY FOR THESE OPERATIONS AND PROCEDURES AND URGE INVESTORS TO CONTACT DTC OR ITS PARTICIPANTS DIRECTLY TO DISCUSS THESE MATTERS.

  DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants, or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  DTC has advised us that its current practice, upon the issuance of a global note, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global note to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interest in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees, with respect to interests of participants, and the records of participants and indirect participants, with respect to interests of persons other than participants.

  AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE NOTES. Except in the limited circumstances described above, owners of beneficial interest in a global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the global notes, or any notes represented thereby, under the Indenture or the notes. Accordingly, each person owning a beneficial interest in the global note must rely on the procedures of DTC and, if such person is not a participant, those of the participant through which such person owns its interest, in order to exercise any rights of a holder under the Indenture or such note.

  Investors may hold their interests in the global note directly through DTC, if they are participants in such system, or indirectly through organizations that are participants in such system. All interests in a global note will be subject to the procedures and requirements of DTC.

  The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  Cash payment of the principal of, interest on, or the redemption or repurchase of the global note will be made to DTC or its nominee, as the case may be, as the registered owner of the global note by wire transfer of immediately available funds on each relevant payment date. Neither we, the Trustee nor any of our respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note including any delay by DTC or any participant or indirect participant in identifying the beneficial ownership interests, and we and the Trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes.

  We expect that DTC or its nominee, upon receipt of any cash payment of principal, interest or the redemption or repurchase price in respect of a global note representing any notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of DTC or its nominee (adjusted as necessary so that such payments are made with respect of whole notes only), unless DTC has reason to believe that it will not receive payment on such payment date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

  Redemption notices will be sent to DTC or its nominee. If less than all notes are being redeemed, DTC's practice is to determine by lot the amount of the holdings of each participant in such issue to be redeemed.

  Neither DTC nor its nominee will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns DTC's, or its nominee's, consenting or voting rights to those participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

  Interests in the global notes will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject to all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below and the conversion of notes, only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default, as defined above, under the notes, DTC reserves the right to exchange the global notes for notes in certificated form, and to distribute such notes to its participants.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global note among participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

  Neither we, the Trustee nor any of our respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Modifications and Waivers of the Indenture

  The Indenture contains provisions permitting us and the Trustee, with the consent of the holders of not less than a majority in principal amount of the notes of the applicable series at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of notes of the applicable series, and to waive certain of our past defaults, except that without the consent of the holder of each note so affected no such modification shall:

  .  Extend the fixed maturity of any note;

  .  Reduce the rate or extend the time of payment of interest thereon;

  .  Reduce the principal amount thereof or premium, if any, thereon;

  .  Reduce any amount payable upon redemption thereof;

  . Change our obligation to repurchase any note upon the happening of a Change of Control;

  . Impair or affect the right of a holder to institute suit for the payment thereof;

  .  Change the currency in which the notes are payable;

  . Modify the subordination provisions of the Indenture in a manner adverse to the holders of notes; or

  . Impair the right to convert the notes into common stock subject to the terms set forth in the Indenture.

  In addition, no modification shall reduce the foregoing percentage of notes without the consent of the holders of all of the notes then outstanding.

  The holders of a majority in aggregate principal amount of the outstanding notes of the applicable series may waive compliance by us with certain restrictive provisions of the Indenture and may also waive any past defaults under the Indenture, except a default in the payment of principal, premium, if any, or interest.

Compliance Certificates

  The Indenture requires us to file annual Officer's Certificates with the Trustee stating whether or not to the best knowledge of the officer executing the certificate we are in compliance with the terms and conditions of the Indenture. We must also notify the Trustee if we become aware of any default or Event of Default.

Governing Law

  The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

                        DESCRIPTION OF COMMON STOCK

  Our authorized capital stock currently consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. Following is a summary of the material provisions of our common stock, our preferred stock, our rights plan, the anti-takeover provisions of the Minnesota Business Corporation Act, our articles of incorporation and our bylaws.

Common Stock

  As of July 23, 1999, there were 23,440,093 shares of common stock outstanding held of record by approximately 1,000 shareholders of record. No shares of preferred stock are outstanding.

  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of outstanding shares of common stock are entitled to the following rights:

  . to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors from time to time may determine;

  . one vote for each share held on all matters submitted to a vote of our shareholders; and

  . upon our liquidation, dissolution or winding-up, to share ratably in all assets remaining after payment of liabilities and the liquidation or redemption of any preferred stock.

  Cumulative voting for the election of directors is not authorized by our articles of incorporation, which means that the holders of a majority of the outstanding shares of stock with voting rights can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. The rights of holders of common stock may be altered by the greater of the vote of holders of a majority of shares of common stock present and entitled to vote at a meeting of shareholders, and a vote at a meeting of shareholders of holders of a majority of the minimum number of shares of common stock that would constitute a quorum. A quorum consists of a majority of the shares issued and outstanding and entitled to vote.

Preferred Stock

  Our board of directors is authorized, without action by our shareholders, to designate and issue preferred stock in one or more series. The board of directors can designate the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions thereon.

  The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, have the effect of delaying, deferring or preventing a change in control. The issuance of preferred stock with voting or conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no current plans to issue any shares of preferred stock.

Shareholder Rights Plan

  Out of the 1,000,000 authorized shares of preferred stock, on July 23, 1999 there were 35,000 shares of Series A Junior Participating Preferred Stock reserved for issuance in connection with our shareholder rights plan set forth in our Rights Agreement, dated July 24, 1998, with ChaseMellon Shareholder Services, L.L.C. as rights agent.

  In July 1998, the board of directors adopted the shareholder rights plan and declared a dividend distribution of one preferred stock purchase right for each share of common stock to shareholders of record on August 10, 1998. Each share of common stock issued subsequent to such date, including the shares of common stock issuable upon conversion of the notes, includes a corresponding preferred stock purchase right. Each preferred stock purchase right entitles the registered holder to purchase from us 1/1000th of a share of the series A preferred stock at a price of $50.00 per unit, subject to adjustment. The rights become exercisable upon the earlier of:

  . the close of business on the tenth day following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding common shares; or

  . the close of business of the tenth day following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding common shares.

  Upon exercise and payment of the then current purchase price for the right, the right holder will have the right to receive common stock (or, in some circumstances, cash, property or other securities of ours) having a value equal to two times the purchase price. Upon the occurrence of certain other events, each right holder shall have the right to receive, upon exercise and payment of the then current purchase price, common stock of the other party to the transaction having a value equal to two times the purchase price.

  We are entitled to redeem the rights in whole, but not in part, at a price of $0.01 per right, subject to adjustment, payable in cash or shares of our common stock, at any time prior to the earlier of the expiration of the rights in July 2008 or ten days following the time that a party has acquired beneficial ownership of 20% or more of the shares of common stock then outstanding. Any of the provisions of the Rights Agreement governing the rights may be supplemented or amended by us in our sole and absolute discretion. Such supplements or amendments by us may be made without the approval of the rights holders.

  The existence of the shareholder rights plan as well as the ability of the board of directors to issue preferred stock and the anti-takeover provision of Minnesota law described below may serve to discourage an acquisition of us or stock purchases in furtherance of an acquisition.

Business Combinations and Control Share Acquisitions Under the Minnesota Business Corporation Act

  As a public corporation, we are governed by the provisions of sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. These anti-takeover provisions could operate to deny shareholders the receipt of a premium on their stock and may also have a depressive effect on the market price of our stock. Section 302A.671 basically provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved by the shareholders in a prescribed manner. A "control share acquisition" is generally defined as an acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. Section 302A.673 prohibits a public corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions. An "interested shareholder" is a person who is the beneficial owner of 10% or more of a corporation's voting stock. Reference is made to the detailed terms of sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act.

Articles of Incorporation and Bylaws

  Our articles of incorporation and bylaws could make completion of an offer to acquire us more difficult. We believe that the benefits of increased protection from unfriendly or unsolicited proposals to acquire or restructure us outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of such proposals could result in an improvement of their terms.

  Our articles of incorporation authorize, without action by the shareholders, the board of directors to designate and issue preferred stock in one or more series. Our board of directors can also issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits or conversions of our outstanding shares. In addition, our articles of incorporation grant the board of directors the authority to adopt, amend or repeal all or any of the bylaws, by a majority of its members present at a duly called meeting, subject to the power of the shareholders to change or repeal the bylaws. In addition, our bylaws provide that meetings of our shareholders may only be called by the board of directors, certain of our officers and shareholders holding not less than 3% of all outstanding voting shares.

  The provisions of the shareholder rights plan, our articles of incorporation, our bylaws and Minnesota law are intended to encourage potential acquirers to negotiate with us and to allow our board of directors the opportunity to consider alternative proposals in the interest of maximizing shareholder value. Such provisions may also have the effect of discouraging acquisition proposals or delaying or preventing a change in control, which may harm our stock price.

Transfer Agent

  The transfer agent for our common stock is ChaseMellon Shareholder Services, L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660, telephone number (800) 288-9541.

                                    EXPERTS

  The consolidated balance sheets as of December 31, 1997 and 1998 and the related consolidated statements of operations, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1998 included in our Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by KPMG LLP, independent certified public accountants, as stated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The table below sets forth the estimated expenses (except the SEC registration fee and the NASD listing fee, which are actual expenses) in connection with the offer and sale of the offered securities covered by this registration statement. The following expenses are being paid by us.

   SEC registration fee............................................... $ 27,800
   Legal fees and expenses............................................  200,000
   Accounting fees and expenses.......................................   50,000
   Nasdaq National Market listing fee.................................   17,500
   Trustee fees.......................................................    8,000
   Printing expenses..................................................   50,000
   Blue sky fees and expenses.........................................    5,000
   Miscellaneous expenses.............................................   16,700
                                                                       --------
     Total............................................................ $375,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

  Unless prohibited in a corporation's articles or bylaws, Minnesota Statutes, section 302A.521 requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his official capacity. The general effect of Minnesota Statutes, section 302A.521 is to reimburse (or pay on behalf of) directors and officers of the Registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the Registrant, except where such persons have not acted in good faith.

  As permitted by the Minnesota Business Corporation Act, the Articles of Incorporation of Computer Network Technology Corporation eliminate the liability of our directors for monetary damages arising from any breach of fiduciary duties as a member of our board of directors (except as expressly prohibited by Minnesota Statutes, section 302A.251, subd. 4).

  The registrant's officer's and director's liability insurance provides for indemnification of our officers and directors in certain circumstances.

  Underwriters, dealers and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof.

Item 16. Exhibits.

 Exhibit Description
 ------- -----------
  1.1    Form of Underwriting Agreement between Computer Network Technology
         Corporation and the Representatives.*
  2.1    Agreement for Sale of Shares among Computer Network Technology
         Corporation and each of Scott Opitz and Alexsandr Elkin dated December
         3, 1998. (Incorporated by reference to Exhibit 2.1 to current report on Form 8-K dated December 3, 1998.)
  2.2    Asset Purchase Agreement by and between Computer Network Technology
         Acquisition I Corporation, Computer Network Technology Corporation and
         Apertus Technologies Inc. dated October 24, 1997. (Incorporated by reference to Exhibit 2.1 to current report on Form 8-K dated October
         24, 1997.)
  4.1    Rights Agreement between Computer Network Technology Corporation and
         ChaseMellon Shareholder Services, L.L.C., as Rights Agent including the form of Rights Certificate and the Summary of Rights to Purchase
         Preferred Shares. (Incorporated by reference to Exhibit 1 to Form 8-A dated July 29, 1998.)

  4.2    Form of Indenture for Convertible Subordinated Notes.**
  4.3    Form of Common Stock Certificate.**
  5.1 Opinion of Leonard, Street and Deinard Professional Association regarding the legality of the Offered Securities being registered.**
 10A     Lease Agreement dated November 30, 1990 by and between TOLD
         Development Company, a general partnership, and Computer Network
         Technology Corporation. (Incorporated by reference to Exhibit 10C to
         Form S-2 Registration Statement No. 33-41985.)
 10B Computer Network Technology Corporation 401(k) Salary Savings Plan effective January 1, 1991.**
 10C     Subscription Agreements of Kanematsu Electronics Ltd. and Kanematsu
         USA Inc. dated October 22, 1990. (Incorporated by reference to Exhibit
         10G to Form S-2 Registration Statement No. 33-41985.)
 10D Amended 1992 Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 99 to Form S-8 Registration Statement No. 333-59947.)
 10E     Amended 1992 Stock Award Plan. (Incorporated by reference to Exhibit
         99 to Form S-8 Registration Statement No. 333-59949.)
 10F Sublease Agreement by and between ITT Consumer Financial Corporation and Computer Network Technology Corporation dated October 1, 1993.
         (Incorporated by reference to Exhibit 10X to Annual Report on Form 10-
         K for the year ended December 31, 1993.)
 10G     First Amendment to Sublease Agreement by and between ITT Consumer
         Financial Corporation and Computer Network Technology Corporation dated October 26, 1993. (Incorporated by reference to Exhibit 10Y to
         Annual Report on Form 10-K for the year ended December 31, 1993.)
 10H     Amendment No. 1 to Sublease Agreement by and between ITT Consumer
         Financial Corporation and Computer Network Technology Corporation dated February 9, 1994. (Incorporated by reference to Exhibit 10CC to
         Form 10Q for the quarterly period ended March 31, 1994.)
 10I March 10, 1994 Incentive Stock Option Agreements. (Incorporated by reference to Exhibit 28.2 to Form S-8 Registration Statement No. 33-
         83266.)
 10J March 10, 1994 Non-Qualified Stock Option Agreements. (Incorporated by reference to Exhibit 28.3 to Form S-8 Registration Statement No. 33-
         83266.)
 10K     Building Lease by and between Opus Northwest, L.L.C., and Computer
         Network Technology Corporation. (Incorporated by reference to Exhibit
         10A to Form 10Q for the quarterly period ended September 30, 1998.)

 Exhibit Description
 ------- -----------
 10L     Employment Agreement by and between Computer Network Technology
         Corporation and Thomas G. Hudson as amended. (Incorporated by reference to Exhibit 10Z to Form 10-Q for the quarterly period ended
         June 30, 1996.)
 10M     Lease Agreement between Teachers Realty Corporation and Computer
         Network Technology Corporation. (Incorporated by reference to Exhibit
         10AA to Form 10-Q for the quarterly period ended June 30, 1996.)
 10N     Description of Success Sharing Bonus Plan (Incorporated by reference to Exhibit 10Y to Form 10-K for the year ended December 31, 1997.)
 10O     Employment Agreement by and between Computer Network Technology
         Corporation and Mark Knittel. (Incorporated by reference to Exhibit
         10AA to Form 10-K for the year ended December 31, 1997.)
 10P     Executive Deferred Compensation Plan. (Incorporated by reference to
         Exhibit 10P to Form 10-K for the year ended December 31, 1998.)
 10Q     1999 Non-Qualified Stock Award Plan.***
 10R-1   Form of Non-Qualified Stock Option Agreement dated May 13, 1999 for certain officers.***
 10R-2   Form of Non-Qualified Stock Option Agreement dated May 13, 1999 for a certain officer.***
 10S-1   Form of Incentive Stock Option Agreement dated May 13, 1999 for certain officers.***
 10S-2   Form of Incentive Stock Option Agreement dated May 13, 1999 for a certain officer.***
 10T     Employment Agreement dated December 3, 1998 by and between Scott Opitz and IntelliFrame Corporation. (Incorporated by reference to Exhibit
         10.3 to Form 8-K dated December 3, 1998.)
 10U     Employment Agreement dated December 3, 1998 by and between Alexsandr
         Elkin and IntelliFrame Corporation. (Incorporated by reference to
         Exhibit 10.4 to Form 8-K dated December 3, 1998.)
 10V     Employment Agreement dated March 16, 1998 by and between Nick V. Ganio and Computer Network Technology Corporation. (Incorporated by
         reference to Exhibit 10Q to Form 10-K for the year ended December 31,
         1998.)
 10W     1997 Restricted Stock Plan. (Incorporated by reference to Exhibit 99 to Form S-8 Registration Statement No. 333-59951.)

 12.1    Statement Regarding Computation of Ratios for the year ended December
         31, 1998 and prior years.**
 23.1    Consent of Leonard, Street and Deinard Professional Association
         (included in Exhibit 5.1).**
 23.2    Consent of KPMG LLP.**
 24.1    Power of Attorney of Patrick W. Gross.***
 24.2    Power of Attorney of Erwin A. Kelen.***
 24.3    Power of Attorney of Lawrence Perlman.***
 24.4    Power of Attorney of John A. Rollwagen.***
 24.5 Certified copy of a resolution adopted by the Board of Directors authorizing execution of the registration statement by power of attorney.**
 24.6 A power of attorney was also included on the signature page to Amendment No. 1 to the Registration Statement executed by each of Mr.
         Thomas G. Hudson, Mr. Gregory T. Barnum, and Mr. Jeffrey A. Bertelsen on July 28, 1999.
 25.1    Statement of Eligibility of Trustee.*

--------

* To be incorporated by reference in connection with the offering of the applicable securities.
**  Filed herewith.
***  Previously filed.

Item 17. Undertakings.

  Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

  (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declare effective.

  (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such act.

  (8) The undersigned registrant hereby undertakes: (a) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of prospectuses which at that time meets the requirements of Section 10(a) of the Act, and relating to securities offered at competitive bidding, as contained in the registration statement, together with supplements thereto, and
      (b) to file an amendment to the registration statement, or file documents incorporated by reference into the registration statement, or take other similar action, to reflect the results of bidding, the terms of reoffering and related matters to the extent required by Form S-3, not later than the first use authorized by the issuer after the opening of bids, of a prospectus relating to securities offered by competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchaser is proposed to be made.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 23, 1999.

                                          Computer Network Technology
                                           Corporation

                                                   /s/ Thomas G. Hudson
                                          By: _________________________________
                                                     Thomas G. HudsonChairman,
                                                     President and Chief
                                                     Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                         Title                Date

        /s/ Thomas G. Hudson            Chairman of the
-------------------------------------    Board, Chief          August 23, 1999
          Thomas G. Hudson               Executive Officer
                                         and Director
                                         (Principal
                                         Executive Officer)

        /s/ Gregory T. Barnum           Vice President of
-------------------------------------    Finance, Chief        August 23, 1999
          Gregory T. Barnum              Financial Officer
                                         and Corporate
                                         Secretary
                                         (Principal
                                         Financial Officer)

      /s/ Jeffrey A. Bertelsen          Corporate Controller
-------------------------------------    and Treasurer         August 23, 1999
        Jeffrey A. Bertelsen             (Principal
                                         Accounting Officer)

               /s/  *                   Director
-------------------------------------                          August 23, 1999
          John A. Rollwagen

               /s/  *                   Director
-------------------------------------                          August 23, 1999
          Patrick W. Gross

               /s/  *                   Director
-------------------------------------                          August 23, 1999
           Erwin A. Kelen

               /s/  *                   Director
-------------------------------------                          August 23, 1999
          Lawrence Perlman

*By
    /s/ Jeffrey A. Bertelsen
  ----------------------------------
          attorney-in-fact